EXHIBIT 23.4

RULE 438 CONSENT

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of M-Wave, Inc. in the Registration Statement on Form S-4 filed by M-Wave, Inc. with the Securities and Exchange Commission.

/s/ Jeffrey Probst
Name: Jeffrey Probst
Date: September 12, 2007